As filed with the U.S. Securities and Exchange Commission on March 28, 2023.

Registration No. 333-262672

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-1

ON FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GELESIS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	84-4730610
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

501 Boylston Street, Suite 6102

Boston, MA 02116

Telephone: (617) 456-4718

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Yishai Zohar

Chief Executive Officer

Gelesis Holdings, Inc.

501 Boylston Street, Suite 6102

Boston, MA 02116

Telephone: (617) 456-4718

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

James Barrett, Esq. Jeffrey A. Letalien, Esq. Jocelyn Arel, Esq. Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 Tel: (617) 570-1000	Elliot Maltz Chief Financial Officer Gelesis Holdings, Inc. 501 Boylston Street, Suite 6102 Boston, MA 02116 Telephone: (617) 456-4718

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement is declared effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non- accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On February 11, 2022, we filed a registration statement on Form S-1 (File No. 333-262672) with the Securities and Exchange Commission (“SEC”), as amended on April 22, 2022, by that certain amendment No. 1, and on May 24, 2022, by that certain amendment No. 2, to register:

i.
the issuance of up to 132,857,109 shares of our common stock, par value $0.0001 per share (the “Common Stock”), which relates to (i) the resale of 9,000,000 shares of Common Stock originally purchased in the PIPE Financing (defined here) by certain of the selling securityholders named in this prospectus (the “Selling Securityholders”), (ii) the resale of 2,727,967 shares of Common Stock originally issued pursuant to the Backstop Agreement (as defined herein) to certain of the Selling Securityholders, (iii) the resale of 4, 916,250 Founder Shares (as defined herein) by certain Selling Securityholders, (iv) the resale of 54,990,9763 shares of Common Stock by Legacy Gelesis shareholders originally issued as consideration in connection with the Business Combination (as defined herein), (v) up to an aggregate of 7,520,000 shares of Common Stock that may be issued upon exercise of the Private Placement Warrants (as defined herein) held by the Selling Securityholders, (vi) up to an aggregate of 13,800,000 shares of Common Stock that may be issued upon exercise of the Public Warrants (as defined herein) held by the Selling Securityholders, (vii) up to 3,013,362 shares of Common Stock that may be issued upon exercise of Rollover Warrants (as defined herein) held by the Selling Securityholders, (viii) up to 13,405,709 shares of Common Stock issuable upon exercise of the Rollover Options (as defined herein) held by the Selling Securityholders, and (ix) up to 23,482,845 Earnout Shares (as defined herein) reserved for issuance to certain of the Selling Securityholders.
ii.
the resale of up to 24,333,365 Warrants (as defined herein) held by the Selling Securityholders.

The registration statement was declared effective by the SEC on June 7, 2022. We are filing this post-effective amendment No. 1 to Form S-1 on Form S-3 to convert the Registration Statement on Form S-1 into a registration statement on Form S-3.

No additional securities are being registered under this post-effective amendment No. 1. All applicable registration and filing fees payable in connection with the securities covered by this post-effective amendment No. 1 were paid at the time of the original filing of the Registration Statement.

Information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 28, 2023

PRELIMINARY PROSPECTUS

132,857,109 SHARES OF COMMON STOCK

24,333,365 WARRANTS TO PURCHASE SHARES OF COMMON STOCK

AND

24,333,365 SHARES OF COMMON STOCK UNDERLYING WARRANTS

OF

GELESIS HOLDINGS, INC.

This prospectus relates to (i) the resale of 9,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”) originally purchased in the PIPE Financing (as defined below) by certain of the selling securityholders named in this prospectus (the “Selling Securityholders”) at a purchase price of $10.00 per share, (ii) the resale of an aggregate of 2,727,967 shares of Common Stock originally issued pursuant to the Backstop Agreement (as defined below) to certain of the Selling Securityholders at an effective purchase price of approximately $2.73 per share, (iii) the resale of 4,916,250 Founder Shares (as defined below) by certain of the Selling Securityholders previously acquired by our predecessor’s sponsor at an effective purchase price of $0.0051 per share, (iv) the resale of 54,990,973 shares of Common Stock by Legacy Gelesis shareholders originally issued as consideration in connection with the Business Combination (as defined below) at a per share value of $10.00 per share; (v) up to an aggregate of 7,520,000 shares of Common Stock that may be issued upon exercise of the Private Placement Warrants (as defined in this prospectus) held by the Selling Securityholders that were originally purchased at a purchase price of $1.00 per warrant; (vi) up to an aggregate of 13,800,000 shares of Common Stock that may be issued upon exercise of the Public Warrants (as defined in this prospectus) held by the Selling Securityholders that were originally issued as part of the units sold by our predecessor, Capstar Special Purpose Acquisition Corp. (“CPSR”) at a purchase price of $10.00 per unit on July 7, 2020 as part of its initial public offering; (vii) up to 3,013,365 shares of Common Stock that may be issued upon exercise of Rollover Warrants (as defined in this prospectus) held by the Selling Securityholders; (viii) up to 13,405,709 shares of Common Stock issuable upon exercise of the Rollover Options (as defined in this prospectus) held by the Selling Securityholders; and (ix) up to 23,482,845 Earnout Shares (defined below) reserved for issuance to certain of the Selling Securityholders, subject to certain market price-based target requirements. This prospectus also relates to the resale of up to 24,333,365 Warrants (as defined in this prospectus) held by the Selling Securityholders. Additional details regarding the securities to which this prospectus relates and the Selling Securityholders are set forth in this prospectus under “Information Related to Offered Securities” and “Selling Securityholders”.

We will not receive any proceeds from the sale of the Common Stock or the Warrants by the Selling Securityholders. We could receive up to an aggregate of $251.0 million if all of the Warrants registered hereby are exercised for cash. However, we will only receive such proceeds if and when the Warrant holders exercise the Warrants. The exercise of the Warrants, and any proceeds we may receive from their exercise, are highly dependent on the price of our Common Stock and the spread between the exercise price of the Warrant and the price of our Common Stock at the time of exercise. We have (i) 13,800,000 outstanding Public Warrants to purchase 13,800,000 shares of our Common Stock, exercisable at an exercise price of $11.50 per share; (ii) 7,520,000 outstanding Private Warrants to purchase 7,520,000 shares of our Common Stock, exercisable at an exercise price of $11.50 per share; and (iii) 3,013,365 exercisable Rollover Warrants, 1,353,062 of which are exercisable at an exercise price of $4.26 and 1,660,303 of which are exercisable at an exercise price of $0.02. If the market price of our Common Stock is less than the exercise price of a holder’s Warrants, it is unlikely that holders will exercise their Warrants. As of March 24, 2023, the closing price of our Common Stock was $0.17 per share. There can be no assurance that all of our Warrants will be in the money prior to their expiration. Our Public Warrants under certain conditions, as described in the warrant agreement, are redeemable by the Company at a price of $0.01 per Warrant or on a cashless basis. Our Private Warrants are not redeemable so long as they are held by the initial stockholders and are exercisable on a cashless basis. Our Rollover Warrants are not redeemable and are exercisable on a cashless basis only with respect to the 1,660,303 Rollover Warrants that have an exercise price of $0.02. As such, it is possible that we may never generate any cash proceeds from the exercise of our Warrants. We will bear all costs, expenses and fees in connection with the registration of the securities. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their respective sales of the securities.

On March 24, 2023, the closing price of our Common Stock as reported by the New York Stock Exchange was $0.17. On January 20, 2023, our Public Warrants were delisted from the New York Stock Exchange as a result of “abnormally low” price levels of the warrants pursuant to Section 802.01D of the NYSE Listed Company Manual.

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” beginning on page 18 of this prospectus and under similar headings in any amendments or supplements to this prospectus and in the other documents that are incorporated by reference into this prospectus, including those filed after the date hereof.

Neither the SEC nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2023.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using the shelf registration process. Under the shelf registration process, the Selling Securityholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of Common Stock issuable upon the exercise of any Warrants. We will not receive any proceeds from the sale of shares of Common Stock issuable upon exercise of the Warrants pursuant to this prospectus, except with respect to amounts received by us upon the exercise of the Warrants for cash.

We may also file a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part that may contain material information relating to these offerings. The prospectus supplement or post-effective amendment may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. See “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” for information on how we disclose information in this prospectus by referring you to other documents, and how you can access those documents. Before purchasing any securities, you should carefully read this prospectus, any post-effective amendment, and any applicable prospectus supplement, together with the additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”

Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in or incorporated by reference in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders will make an offer to sell these securities in any jurisdiction where such an offer or sale are not permitted. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus. You should assume that the information appearing in this prospectus or any prospectus supplement or incorporated by reference herein or therein is accurate as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus contains, and any post-effective amendment or any prospectus supplement may contain, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included in or incorporated by reference in this prospectus, any post-effective amendment or any prospectus supplement may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus, any post-effective amendment and the applicable prospectus supplement or the documents incorporated by reference herein. Accordingly, investors should not place undue reliance on this information.

The Selling Securityholders and their permitted transferees may use this shelf registration statement to sell securities from time to time through any means described in the section titled “Plan of Distribution”. More specific terms of any securities that the Selling Securityholders and their permitted transferees offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement or post-effective amendment modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus titled “Where You Can Find More Information”.

Unless the context indicates otherwise, references in this prospectus to the “Company”, “Gelesis”, “Gelesis Holdings”, “we”, “us”, “our” and similar terms refer to Gelesis Holdings, Inc. (f/k/a Capstar Special Purpose Acquisition Corp.) and its consolidated subsidiaries. References to “Capstar Special Purpose Acquisition Corp.” and “CPSR” refer to our predecessor company prior to the consummation of the Business Combination (the “Closing”, and the date of the consummation of the Business Combination, the “Closing Date”). References to “Legacy Gelesis” refer to Gelesis, Inc. prior to the Closing.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information”.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements included or incorporated by reference in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. These forward-looking statements can be identified by the use of forward-looking terminology, including the words "believes," "estimates," "anticipates," "expects," "intends," "plans," "may," "will," "potential," "projects," "predicts," "continue," or "should," or, in each case, their negative or other variations or comparable terminology. There can be no assurance that actual results will not materially differ from expectations. Such statements include, but are not limited to, any statements relating to our financial and business performance, implementation, market acceptance and success of our business model, our ability to expand the scope of our offerings, and our ability to comply with the extensive, complex and evolving regulatory requirements applicable to the healthcare industry. These statements are based on management's current expectations, but actual results may differ materially due to various factors.

The forward-looking statements included or incorporated by reference in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. Future developments affecting us may not be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) and other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under "Risk Factors" contained in this prospectus and in any other documents incorporated herein or therein (including our most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q and other filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respect from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. These risks and others described under "Risk Factors" contained in or incorporated by reference in this prospectus may not be exhaustive.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and developments in the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in or incorporated by reference in this prospectus. In addition, even if our results of operations, financial condition and liquidity, and developments in the industry in which we operate are consistent with the forward-looking statements contained in or incorporated by reference in this prospectus, those results or developments may not be indicative of results or developments in subsequent periods.

SELECTED DEFINITIONS

Unless otherwise stated in this prospectus or the context otherwise requires, references to:

“Backstop Agreement” means the Backstop Agreement, dated as of December 30, 2021, by and among CPSR and the Backstop Purchasers.

“Backstop Purchasers” means PureTech Health LLC and SSD2, LLC.

“Backstop Shares” means (i) the 744,217 shares of CPSR Class A Common Stock purchased by the Backstop Purchasers and (ii) the 1,983,750 shares of CPSR Class A Common Stock issued to the Backstop Purchasers, in connection with the Closing pursuant to the terms of the Backstop Agreement.

“Backstop Sponsor Shares” means 1,983,750 shares of CPSR Class A Common Stock issued to the Backstop Purchasers by CPSR.

“Business Combination” means the transactions contemplated by the Business Combination Agreement.

“Business Combination Agreement” means the Business Combination Agreement, dated as of July 19, 2021, by and among CPSR, Merger Sub and Legacy Gelesis, as amended on November 8, 2021, and December 30, 2021.

“CPSR” means Capstar Special Purpose Acquisition Corp., a Delaware corporation.

“CPSR Class A Common Stock” means the Class A Common Stock, par value $0.0001 per share, of CPSR, which automatically converted into an equal number of shares of our Common Stock in connection with the Business Combination.

“CPSR Class B Common Stock” or “Founder Shares” means the Class B Common Stock, par value $0.0001 per share; of CPSR, which were initially issued to the Sponsor (a portion of which were subsequently transferred to the other Initial Shareholders or issued as Backstop Shares) in a private placement prior to the CPSR Initial Public Offering, and, in connection with the Business Combination, which automatically converted into an equal number of shares of Common Stock.

“CPSR Initial Public Offering” means the initial public offering of CPSR, which closed on July 7, 2020.

“CPSR Units” means the units of CPSR, each consisting of one (1) share of CPSR Class A Common Stock and one-half (1/2) of one Public Warrant of CPSR that were offered and sold by CPSR in the CPSR Initial Public Offering (less the number of units that have been separated into the underlying public shares and underlying warrants upon the request of the holder thereof).

“Earnout Period” means the five (5) year period immediately following the Closing.

“Earnout Shares” means the twenty-three million four hundred eighty-three thousand two hundred and fifty (23,483,250) restricted shares of Gelesis Holdings Common Stock to be issued to Legacy Gelesis stockholders, holders of Legacy Gelesis Warrants and holders of Legacy Gelesis Options, pro rata with the portion of the Transaction Share Consideration allocated to each Legacy Gelesis Stockholder, holder of Legacy Gelesis Options and holder of Legacy Gelesis Warrants, subject to certain vesting conditions as set forth in the Business Combination Agreement.

“Effective Time” means the effective time of the Business Combination.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Founder Shares” means the shares of CPSR Class B Common Stock purchased by the Sponsor in a private placement prior to the CPSR Initial Public Offering, which were converted into shares of CPSR Class A Common Stock and automatically exchanged for Common Stock.

“Gelesis” or “Gelesis Holdings” means Gelesis Holdings, Inc., a Delaware corporation.

“Legacy Gelesis” means Gelesis, Inc., a Delaware corporation.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012.

“Legacy Gelesis Stockholders” means the stockholders of Legacy Gelesis and holders of Legacy Gelesis equity awards prior to the Business Combination.

“Merger” means the merger of Merger Sub with and into Gelesis, with Gelesis surviving the merger as a wholly owned subsidiary of Gelesis Holdings, Inc.

“Merger Sub” means CPSR Gelesis Merger Sub, Inc., a Delaware corporation and subsidiary of CPSR, prior to the consummation to the Business Combination.

“NYSE” means the New York Stock Exchange.

“PIPE Financing” means the private placement of an aggregate of 9,000,000 shares of CPSR Class A Common Stock to the PIPE Investors pursuant to Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder, for a purchase price of $10.00 per share, resulting in an aggregate amount of $90 million to CPSR, pursuant to Subscription Agreements with the PIPE Investors, including the PIMCO Private Funds.

“PIPE Investors” means those investors who participated in the PIPE Financing.

“Public Warrants” means the redeemable warrants that were offered and sold by CPSR in the CPSR Initial Public Offering as part of the CPSR Units or the redeemable warrants of Gelesis Holdings issued in exchange thereof at the time of the Business Combination, as context requires.

“Registration Rights Agreement” means the Registration and Stockholder Rights Agreement, dated January 13, 2022, by and among Gelesis Holdings, Inc., certain former stockholders of Gelesis, the Sponsor and certain directors and officers of CPSR prior to the Effective Time.

“Rollover Option” means each vested and unvested Legacy Gelesis option which, at the Effective Time, by virtue of the Merger and without any action of any party or any other person, but subject to the terms of the Business Combination Agreement, ceased to represent the right to purchase shares of Legacy Gelesis common stock and was canceled in exchange for an option to purchase shares of Common Stock. Each Rollover Option is subject to the same terms and conditions (including applicable vesting, expiration and forfeiture provisions) that applied to the corresponding Legacy Gelesis option immediately prior to the Effective Time, except for (i) terms (A) rendered inoperative by reason of the transactions contemplated by the Business Combination Agreement (including any anti-dilution or other similar provisions that adjust the number of underlying shares that could become exercisable subject to the options) or (B) to the extent they conflict with the Gelesis Holding Equity Plan and (ii) such other immaterial administrative or ministerial changes as the CPSR board of directors (or the compensation committee of the CPSR board of directors) may have determined in good faith are appropriate to effectuate the administration of the Rollover Options.

“Rollover Warrant” means each Legacy Gelesis warrant which, at the Effective Time, by virtue of the Merger and without any action of any party or any other person, ceased to represent the right to purchase shares of Legacy Gelesis common stock and was canceled in exchange for a warrant to purchase shares of Common Stock. Each Rollover Warrant is subject to the same terms and conditions that applied to the corresponding Legacy Gelesis warrant immediately prior to the Effective Time, except for (i) terms rendered inoperative by reason of the transactions contemplated by the Business Combination Agreement (including any anti-dilution or other similar provisions that adjust the number of underlying shares that could become exercisable subject to the warrants) and (ii) such other immaterial administrative or ministerial changes as the CPSR board of directors (or the compensation committee of the CPSR board of directors) may have determined in good faith are appropriate to effectuate the administration of the Rollover Warrants.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Sponsor” means Capstar Sponsor Group, LLC, a Delaware limited liability company.

“Subscription Agreements” means the subscription agreements pursuant to which the PIPE Financing was consummated.

“Warrants” means the Private Placement Warrants, the Public Warrants and the Rollover Warrants.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus and may not contain all of the information that is important to you in making an investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the information set forth under the headings “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements,” and the financial statements and other information incorporated by reference in this prospectus. See also the section titled “Where You Can Find More Information”.

Overview

Gelesis is a commercial stage biotherapeutics company built for consumer engagement. We are focused on advancing first-in-class superabsorbent hydrogel therapeutics for chronic gastrointestinal, or GI, diseases including excess weight, type 2 diabetes, non-alcoholic fatty liver disease/non-alcoholic steatohepatitis ("NAFLD/NASH"), functional constipation ("FC"), and inflammatory bowel disease. Our biomimetic superabsorbent hydrogels are inspired by the composition and mechanical properties (e.g. firmness) of raw vegetables. They are conveniently administered in capsules taken with water to create a much larger volume of small, non-aggregating hydrogel pieces that become an integrated part of the meals, and act locally in the digestive system.

Our first product, Plenity, and our other product candidates are based on a proprietary hydrogel technology that works mechanically, as opposed to via a chemical mode of action, and exclusively in the GI tract rather than systemically or through surgical intervention. Plenity is indicated for over 150 million Americans, the largest number of adults struggling with excess weight (i.e., a body mass index (kg/m2), or BMI, of 25 – 40) of any prescription oral weight-management aid and the only one indicated for the entire range of overweight population, including those without co-morbidities such as diabetes and cardiovascular diseases. Plenity is marketed directly to potential members, who access it through telehealth and traditional healthcare provider services. We refer to those who are prescribed Plenity as our members — not customers — because we view our relationship with them as a long-term journey of support, not as a transactional relationship. This consumer-directed model is uniquely enabled by Plenity’s strong safety and tolerability profile. Our business is built on a subscription model, as monthly Plenity kits are delivered to our members’ homes. We leverage the latest technologies with telehealth, mail-order distribution, consumer engagement, and our native digital technology platform. Plenity is an orally administered capsule that employs multiple mechanisms of action along the GI tract to aid in weight management by creating small firm 3D structures, similar to ingested raw vegetables, which create a sensation of feeling fuller. Using a biomimetic approach, we developed the first-of-its-kind superabsorbent hydrogel technology, inspired by the composition (e.g., water and cellulose) and mechanical properties (e.g. elasticity or firmness) of ingested raw vegetables. We designed Plenity and our other hydrogels to address several critical challenges of the modern diet: portion size, caloric density, and food composition. For optimal safety and efficacy, these hydrogel particles are engineered to rapidly absorb and release water at specific locations in the GI tract. Plenity does not act systemically and is not absorbed by the body. Instead, it acts locally in the GI tract by changing the volume, firmness, and reducing the caloric density of ingested meals. Because it acts mechanically and it is the first of its kind, Plenity is regulated as a novel medical device and was granted de novo authorization. In January 2023, we submitted a premarket notification, or 510(k), to the FDA to change Plenity from prescription-only to over-the-counter, or OTC, in the United States and anticipate the FDA's decision on our 510(k) submission by the third quarter of 2023. Our product pipeline also includes multiple other potential therapeutic candidates for common chronic conditions affected by gut health that are currently in clinical and preclinical testing, including type 2 diabetes, NAFLD, NASH, and FC, all based on our hydrogel technology.

Corporate Information

We were incorporated on February 14, 2020 as a special purpose acquisition company and a Delaware corporation under the name Capstar Special Purpose Acquisition Corp. On July 7, 2020, CPSR completed its initial public offering. On January 13, 2022, CPSR consummated the Business Combination with Gelesis, Inc. pursuant to the Business Combination Agreement. In connection with the Business Combination, CPSR changed its name to Gelesis Holdings, Inc.

Our principal executive offices are located at 501 Boylston Street, Suite 6102, Boston, Massachusetts 02116 and our telephone number is (617) 456-4718. Our corporate website address is https://www.gelesis.com. Our website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this prospectus.

Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. Our predecessor company elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of our predecessor company’s initial public offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the last business day of its most recently completed second fiscal quarter; and (ii) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three (3)-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

Smaller Reporting Company

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our Common Stock held by non-affiliates exceeds $700 million as of the prior June 30, or (ii) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our Common Stock held by non-affiliates exceeds $250 million as of the prior June 30.

THE OFFERING

Issuer	Gelesis Holdings, Inc.
Shares of common stock offered by the Selling Securityholders

132,857,109 shares consisting of:

•
up to 9,000,000 PIPE Shares;
•
2,727,967 Backstop Shares;
•
4,916,250 Founder Shares held by the Sponsor and its members;
•
54,990,973 shares of common stock issued to Gelesis, Inc. holders at the consummation of the Business Combination;
•
7,520,000 shares of common stock underlying the Private Placement Warrants, which are exercisable at a price of $11.50 per share and expire on January 13, 2027;
•
13,800,000 shares of common stock underlying the Public Warrants, which are exercisable at a price of $11.50 per share, and expire on January 13, 2027;
•
3,013,365 shares of common stock underlying the Rollover Warrants, 1,353,062 of which are exercisable at an exercise price of $4.26 and expire on October 21, 2030, and 1,660,303 of which are exercisable at an exercise price of $0.02 and expire on February 15, 2025;
•
up to 13,405,709 shares of common stock issuable upon exercise of the Rollover Options; and
•
up to 23,482,845 Earnout Shares.

The above includes: (i) 11,710,240 shares of Common Stock issued to Legacy Gelesis shareholders at the consummation of the Business Combination, (ii) 525,685 Rollover Warrants and 525,685 shares of Common Stock underlying the Rollover Warrants, (iii) 13,800,000 Public Warrants and 13,800,000 shares of Common Stock underlying the Public Warrants, (iv) 2,864,278 shares of Common Stock issuable upon exercise of Rollover Options and (v) 4,986,795 Earnout Shares, which may be offered by unnamed Selling Securityholders.

Warrants offered by the Selling Securityholders	24,333,365 Warrants.
Terms of the offering	The Selling Securityholders will determine when and how they will dispose of the securities registered under this prospectus for resale. See “Plan of Distribution”.
Use of proceeds

We will not receive any proceeds from the sale of the shares of Common Stock registered hereunder by the Selling Securityholders.

We could receive up to an aggregate of $251.0 million if all of the Warrants registered hereunder are exercised for cash.

The exercise of the Warrants, and any proceeds we may receive from their exercise, are highly dependent on the price of our Common Stock and the spread between the exercise price of the warrant and the price of our Common Stock at the time of exercise. For example, to the extent that the price of our Common Stock exceeds $11.50 per share, it is more likely that holders of our Public Warrants and Private Warrants will exercise their warrants. If the price of our Common Stock is less than $11.50 per share, it is unlikely that such holders will exercise their warrants. As of June 6, 2022, the closing price of our Common Stock was $3.80 per share. There can be no assurance that all of our Warrants will be in the money prior to their expiration. Our Public Warrants under certain conditions, as described in the warrant agreement, are redeemable by the Company at a price of $0.01 per warrant or on a cashless basis. Our Private Warrants are not redeemable so long as they are held by the initial stockholders and are exercisable on a cashless basis. Our Rollover Warrants are not redeemable and are exercisable on a cashless basis only with respect to the 1,660,303 warrants that have an exercise price of $0.02. As such, it is possible that we may never generate any cash proceeds from the exercise of our Warrants.

We expect to use the net proceeds we receive from the exercise of the Warrants, if any, for general corporate purposes, including the commercialization of our product Plenity.

Lock-up restrictions	Certain of our stockholders are subject to certain restrictions on transfer until the termination of applicable lock-up periods.
Risk factors	See “Risk Factors” and the other information included in this prospectus for a discussion of factors you should consider before investing in our securities.
NYSE symbol	“GLS”.

INFORMATION RELATED TO OFFERED SECURITIES

This prospectus relates to:

•
the resale of 9,000,000 PIPE Shares;
•
the resale of 2,727,967 Backstop Shares;
•
the resale of 4,916,250 Founder Shares held by the Sponsor and its members;
•
the resale of 54,990,973 shares of Common Stock issued to Gelesis, Inc. holders at the consummation of the Business Combination;
•
the resale of 7,520,000 shares of Common Stock underlying the Private Placement Warrants, exercisable at an exercise price of $11.50 per share, which expire on the earlier to occur of January 13, 2027 or redemption;
•
the resale of 13,800,000 shares of Common Stock underlying the Public Warrants, exercisable at an exercise price of $11.50 per share, which expire on the earlier to occur of January 13, 2027 or redemption;
•
the resale of 3,013,365 shares of Common Stock underlying the Rollover Warrants, 1,353,062 of which are exercisable at an exercise price of $4.26 and expire on October 21, 2030, and 1,660,303 of which are exercisable at an exercise price of $0.02 and expire on February 15, 2025;
•
the resale of up to 13,405,709 shares of Common Stock issuable upon exercise of the Rollover Options;
•
the resale of up to 23,482,845 Earnout Shares; and
•
the resale of 24,333,365 Warrants.

The following table includes information relating to the shares of Common Stock and Warrants offered hereby, including the purchase price each Selling Securityholder paid for its securities, the potential profit relating to such securities, the date the Warrants are exercisable, the exercise price of the Warrants and any applicable lock-up restrictions.

Offered Shares*	Exercise Price	Number of Shares/Warrants	Effective Purchase Price Per Share/Warrant(1)	Lock-Up Restrictions
Founder Shares(2)		4,916,250	$0.0051	January 13, 2023
PIPE Shares(3)		9,000,000	$10.00	None
Backstop Shares(4):
Backstop Purchase Shares		744,217	$10.00	None
Backstop Sponsor Shares		1,983,750	$—	July 13, 2022
Common Stock issued in exchange for shares of Legacy Gelesis in connection with the Business Combination(5)		54,990,973	$10.00	July 13, 2022
Common Stock issuable upon exercise of the Rollover Options		13,405,709	-(6)	July 13, 2022
Earnout Shares		23,482,845	-(7)	July 13, 2022
Shares Issuable Upon Exercise of the following Warrants:
Public Warrants(8)		13,800,000	$11.50	None
Private Warrants(9)		7,520,000	$11.50	January 13, 2023
2020 Rollover Warrants(10)		1,353,062	$4.26	July 13, 2022
2015 Rollover Warrants(11)		1,660,303	$0.02	July 13, 2022
Offered Warrants
Public Warrants	$11.50	13,800,000	-(8)	None
Private Warrants(9)	$11.50	7,520,000	$1.00	January 13, 2023
2020 Rollover Warrants	$4.26	1,353,062	-(10)	July 13, 2022
2015 Rollover Warrants	$0.02	1,660,303	-(11)	July 13, 2022

(1)
Reflects the effective purchase price per security paid or, in the case of the shares issuable upon exercise of Warrants, to be paid upon such exercise by the purchaser of such securities. The closing prices of our Common Stock and Public Warrants on June 6, 2022, were $3.80 and $0.1578, respectively.
(2)
Founder Shares were originally sold by CPSR to its Sponsor at an aggregate purchase price of $25,000 in a private placement prior to our predecessor’s initial public offering. Following the consummation of our Business Combination, the founder Shares were distributed to affiliates of the Sponsor. All Founder Shares are subject to the 12-month lock-up set forth in the Registration Rights Agreement.
(3)
Consists of 9,000,000 shares of Common Stock originally sold by CPSR prior to the Business Combination to certain investors pursuant to which such investors agreed to subscribe for and purchase, and CPSR agreed to issue and sell an aggregate of 9,000,000 shares of CPSR Class A Common Stock at a price of $10.00 per share. In connection with our Business Combination, each such share of CPSR Class A Common Stock was automatically converted into a share of our Common Stock.
(4)
Consists of an aggregate 744,217 Backstop Purchase Shares purchased by the Backstop Purchasers prior to the Business Combination for an aggregate purchase price of $7,442,170, and an additional 1,983,750 Backstop Sponsor Shares issued to the Backstop Purchasers pursuant to the terms of the Backstop Agreement. All Backstop Sponsor Shares are subject to the 180-day lock-up set forth in the Registration Rights Agreement.
(5)
The per share value of common stock issued to Legacy Gelesis shareholders as consideration in the Business Combination is reflected at $10.00 per share. July 13, 2022. 42,668,860 of such shares are subject to the 180-day lock-up set forth in the Registration Rights Agreement.
(6)
Consists of up to 13,405,709 shares of Common Stock issuable upon the exercise of option awards previously issued by Legacy Gelesis prior to the Business Combination which, in connection with the Business Combination, were assumed by us and became exercisable for shares of our Common Stock in the amounts and exercise prices, and subject to the terms and conditions, in each case, as set forth on the Allocation Schedule attached to the Business Combination Agreement. 10,463,670 of such shares are subject to the 180-day lock-up set forth in the Registration Rights Agreement.
(7)
If the trading price of our Common Stock is greater than or equal to $12.50, $15.00 and $17.50, respectively, for any twenty (20) trading days within any thirty (30)-trading day period on or prior to the Earnout Period, holders of Legacy Gelesis common stock outstanding as of immediately prior to the Business Combination, as well as holders of Legacy Gelesis options and warrants outstanding immediately prior to the Business Combination will be entitled to a pro rata portion of the Earnout Shares, and will also vest in connection with any change of control transaction with respect to us if the applicable thresholds are met in such change of control transaction during the Earnout Period. 18,299,688 of such shares are subject to the 180-day lock-up set forth in the Registration Rights Agreement.
(8)
Consists of Public Warrants to purchase 13,800,000 shares of Common Stock that were originally issued as part of CPSR units sold by CPSR at a purchase price of $10.00 per unit on July 7, 2020 as part of its initial public offering of 27,600,000 units, each such unit consisting of one share of CPSR Class A Common Stock and one-half of one warrant. These Warrants are exercisable at a price of $11.50 per share of our Common Stock. In connection with our Business Combination, each such Warrant was automatically converted into a redeemable Public Warrant to purchase a share of our Common Stock.
(9)
Consists of Private Placement Warrants to purchase 7,520,000 shares of Common Stock that were originally sold by CPSR to its Sponsor at a purchase price of $1.00 per warrant in a private placement in connection with CPSR’s initial public offering. In connection with our Business Combination, each such Warrant was automatically converted into a Private Placement Warrant to purchase a share of our Common Stock. These Warrants are exercisable at a price of $11.50 per share of our Common Stock. All such Private Placement Warrants and the shares issuable upon exercise thereof are subject to the 12-month lock-up set forth in the Registration Rights Agreement.
(10)
Consists of Rollover Warrants to purchase 1,353,062 shares Common Stock that were originally issued by Legacy Gelesis. These Warrants are exercisable at a price of $4.26 per share of our Common Stock. In connection with our Business Combination, each such Warrant was automatically converted into a Rollover Warrant to purchase a share of our Common Stock. 974,206 of such Rollover Warrants and the shares issuable upon exercise thereof are subject to the 180-day lock-up set forth in the Registration Rights Agreement.
(11)
Consists of Rollover Warrants to purchase 1,660,303 shares Common Stock that were originally issued by Legacy Gelesis. These Warrants are exercisable at a price of $0.02 per share of our Common Stock. In connection with our Business Combination, each such Warrant was automatically converted into a Rollover Warrant to purchase a share of our Common Stock. 1,513,474 of such Rollover Warrants and the shares issuable upon exercise thereof are subject to the 180-day lock-up set forth in the Registration Rights Agreement.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Statement Regarding Forward-Looking Statements,” you should carefully consider the risks and uncertainties described under the section titled “Risk Factors” contained in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any subsequent filings with the SEC, which are incorporated by reference into this prospectus, together with other information in this prospectus and the documents incorporated by reference, including our financial statements and related notes. If any of the risks or uncertainties described in our most recent annual report on Form 10‑K or most recent quarterly report on Form 10‑Q, any accompanying prospectus supplement or our other filings with the SEC, or if any additional risks and uncertainties were to occur, our business, prospects, operating results and financial condition could suffer materially, the trading price of our securities could decline and you could lose all or part of your investment. The risks and uncertainties described in our most recent annual report on Form 10‑K, any Form 10‑Q, any accompanying prospectus supplement or our other filings with the SEC are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business.

USE OF PROCEEDS

All of the shares of common stock offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.

The 24,333,365 shares of Common Stock subject to the Warrants and offered pursuant to this prospectus are currently not outstanding but are subject to issuance upon exercise of the Warrants by the applicable Selling Securityholder. If the Warrants are exercised on a cashless exercise basis, we will not receive any proceeds. Cashless exercise is described further below in “Selling Securityholder.”

If the Warrants are exercised for cash, we will receive:

•
$11.50 per underlying share of Common Stock, which is the current exercise price for the Private Placement Warrants and the Public Warrants; and
•
$4.26 or $0.02 per underlying share of Common Stock, as applicable, which is the current exercise price of 1,353,062 and 1,660,303, respectively, Rollover Warrants.

If cash exercise is elected, and assuming that the Warrant is exercised for all 24,333,365 shares of Common Stock covered by this prospectus, we would receive proceeds of $250,977,250.18, which we would use for general corporate purposes.

We, and not the Selling Securityholders, will pay the costs, expenses and fees in connection with the registration and sale of the shares covered by this prospectus, but the Selling Securityholder will pay all discounts, commissions or brokers’ fees or fees of similar securities industry professionals and transfer taxes, if any, attributable to sales of the shares.

SELLING SECURITYHOLDERS

This prospectus relates to:

•
the resale of 9,000,000 PIPE Shares;
•
the resale of 2,727,967 Backstop Shares;
•
the resale of 4,916,250 Founder Shares held by the Sponsor and its members;
•
the resale of 54,990,973 shares of Common Stock issued to Gelesis, Inc. holders at the consummation of the Business Combination;
•
the resale of 7,520,000 shares of Common Stock underlying the Private Placement Warrants, exercisable at an exercise price of $11.50 per share, which expire on the earlier to occur of January 13, 2027 or redemption;
•
the resale of 13,800,000 shares of Common Stock underlying the Public Warrants, exercisable at an exercise price of $11.50 per share, which expire on the earlier to occur of January 13, 2027 or redemption;
•
the resale of 3,013,365 shares of Common Stock underlying the Rollover Warrants, 1,353,062 of which are exercisable at an exercise price of $4.26 and expire on October 21, 2030 and 1,660,303 of which are exercisable at an exercise price of $0.02 and expire on February 15, 2025;
•
the resale of up to 13,405,709 shares of Common Stock issuable upon exercise of the Rollover Options;
•
the resale of up to 23,482,845 Earnout Shares; and
•
the resale of 24,333,365 Warrants.

The above includes: (i) 11,710,240 shares of Common Stock issued to Legacy Gelesis shareholders at the consummation of the Business Combination, (ii) 525,685 Rollover Warrants and 525,685 shares of Common Stock underlying the Rollover Warrants, (iii) 13,800,000 Public Warrants and 13,800,000 shares of Common Stock underlying the Public Warrants, (iv) 2,864,278 shares of Common Stock issuable upon exercise of Rollover Options and (v) 4,986,795 Earnout shares, which may be offered by unnamed Selling Securityholders.

The Selling Securityholders may from time to time offer and sell any or all of the shares of Common Stock and Warrants set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, the holders of shares of Common Stock reserved for issuance upon the exercise of options to purchase Common Stock and the settlement of restricted stock units covered by this prospectus, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Securityholders’ interest in the Common Stock or Warrants, other than through a public sale. The percentage of beneficial ownership after the offered securities are sold is calculated based on 73,332,588 shares of Common Stock outstanding as of March 24, 2023.

The following table is prepared based on information provided to us by the Selling Securityholders. The following table sets forth, as of the date of this prospectus, the names of the Selling Securityholders, and the aggregate number of shares of Common Stock and Warrants that the Selling Securityholders may offer pursuant to this prospectus.

	Securities Beneficially Owned Prior to the Offering		Securities Being Offered in this Offering	Securities Beneficially Owned After the Offered Securities are Sold
Name of Selling Securityholder	Number of Shares of Common Stock	Number of Warrants Being Offered	Number of Shares of Common Stock and Warrants	Number of shares of Common Stock and Warrants	%
Alessandro Sannino(1)	2,043,343	974,206	2,043,343	—	—
Circle Alternative Investments LLC(2)	1,109,896	—	1,109,896	—	—
CMS Medical Venture Investment (HK) Limited(3)	5,487,783	—	5,487,783	—	—
David A. Pass(4)	1,733,709	—	1,733,709	—	—
DNCA Invest(5)	1,300,000	—	1,300,000	—	—
Elaine Chiquette(6)	963,163	—	963,163	—	—
Pacific Investment Management Company LLC(7)	9,823,876	3,760,000	9,823,876	—	—
General Mills Sales, Inc.(8)	764,603	—	764,603	—	—
Harry Leider(9)	963,167	—	963,167	—	—
Hercules Capital, Inc.(10)	2,279,804	—	2,279,804	—	—
HPSO SPV Limited(11)	16,183,498	—	16,183,498	—	—
SSD2 LLC and affiliated entities(12)	17,116,336	1,297,266	17,116,336	—	—
One Srl.(13)	828,603	—	828,603	—	—
PureTech Health LLC(14)	21,625,932	216,208	21,625,932	—	—
Yishai Zohar(15)	4,774,159	—	4,774,159	—	—
R. Steven Hicks(16)	4,232,391	3,008,000	4,232,391	—	—
Clayton Christopher(17)	1,213,498	752,000	1,213,498	—	—
John LaMattina and Mary LaMattina(18)	573,989		573,989	—	—
Benjamin Hanson(19)	230,749	—	230,749	—	—
Rodrigo de la Torre(20)	184,599	—	184,599	—	—
John Ghiselli(21)	106,095	—	106,095	—	—
Brandon Hicks(22)	56,975	—	56,975	—	—
Shannon Hicks(23)	56,975	—	56,975	—	—
Peter Hutt(24)	66,866	—	66,866	—	—
James Whittenburg(25)	19,238	—	19,238	—	—
Kathryn Cavanaugh(26)	12,825	—	12,825	—	—
James Hill(27)	136,521	—	136,521	—	—
Caroline Apovian(28)	139,003	—	139,003	—	—
Christian Demitri(29)	94,780	—	94,780	—	—
Cosimo Saponaro(30)	235,548	—	235,548	—	—
Barry Hand(31)	385,254	—	385,254	—	—
Ali Bauerlein(32)	137,737	—	137,737	—	—
Angela Barile(33)	137,736	—	137,736	—	—
Arne Astrup(34)	275,474	—	275,474	—	—
Cristie Pellegrin(35)	34,434	—	34,434	—	—
David Abraham(36)	476,128	—	476,128	—	—

	Securities Beneficially Owned Prior to the Offering		Securities Being Offered in this Offering	Securities Beneficially Owned After the Offered Securities are Sold
Name of Selling Securityholder	Number of Shares of Common Stock	Number of Warrants Being Offered	Number of Shares of Common Stock and Warrants	Number of shares of Common Stock and Warrants	%
Denise Zeitler(37)	25,823	—	25,823	—	—
Derek Cutler(38)	103,302	—	103,302	—	—
Elliot Maltz(39)	963,163	—	963,163	—	—
Giovanni Abbate(40)	152,626	—	152,626	—	—
Jane Wildman(41)	137,736	—	137,736	—	—
Jay Burke(42)	137,736	—	137,736	—	—
Jeff Kagy(43)	146,343	—	146,343	—	—
Jennifer Brown(44)	34,434	—	34,434	—	—
Jennifer Gilbert(45)	34,434	—	34,434	—	—
Kee Jen Daliere(46)	34,434	—	34,434	—	—
Joy Bauer(47)	80,418	—	80,418	—	—
Julianna Kim(48)	10,329	—	10,329	—	—
Lance Tyler(49)	385,267	—	385,267	—	—
Lesley Cannon(50)	34,434	—	34,434	—	—
Maria Rescigno(51)	51,648	—	51,648	—	—
Nick Smith(52)	34,434	—	34,434	—	—
Paul Fonteyne(53)	292,687	—	292,687	—	—
Rob Perez(54)	51,651	—	51,651	—	—
Susan Fiedler(55)	34,430	—	34,430	—	—
Valerie Colletta(56)	172,171	—	172,171	—	—
Wenlie Zhou(57)	144,622	—	144,622	—	—
Yverre Bobay(58)	103,302	—	103,302	—	—
Unnamed Selling Securityholders(59)	33,886,998	14,325,685	33,886,998

(1)
Consists of (i) 138,177 shares of Common Stock, (ii) 425,733 shares issuable upon exercise of the options, (iii) 974,206 shares issuable upon exercise of the Private Placement Warrants, and (vi) 505,227 Earnout Shares.

(2)
Consists of (i) 835,465 shares of Common Stock and (ii) 274,431 Earnout Shares.
(3)
Consists of (i) 3,001,770 shares of Common Stock, (ii) 986,013 Earnout Shares, and (iii) 1,500,000 PIPE Shares. CMS Medical Venture Investment (HK) Limited (“CMS HK”) is a wholly owned subsidiary of China Medical System Holdings Limited (“CMS”). Each of CMS HK and CMS is deemed to be the beneficial owner with shared dispositive and voting power with respect to the shares of Common Stock held by CMS HK. The principal business address of CMS HK and CMS is Unit 2106, 21/F, Island Place Tower, 510 King’s Road, North Point, Hong Kong, China.

(4)
Consists of (i) 1,305,036 shares issuable upon exercise of the options and (ii) 428,673 Earnout Shares.

(5)
Consists of 1,300,000 PIPE Shares.

(6)
Consists of (i) 725,017 shares issuable upon exercise of the options and (ii) 238,146 Earnout Shares.

(7)
Consists of (i) 1,281,938 shares of Common Stock held by GCCU VI LLC (“GCCU”) and 1,281,938 shares of Common Stock held by TOCU XXIX LLC (“TOCU”); (ii) 1,880,000 shares issuable upon exercise of the Private Placement Warrants held by GCCU and 1,880,000 shares of Common Stock issuable upon exercise of the Private Placement Warrants held by TOCU; and (iii) 1,750,000 shares of Common Stock issued in exchange for outstanding pre-Closing shares of CPSR Class A Common Stock purchased by GCCU in the PIPE Financing and 1,750,000 shares of Common Stock issued in exchange for outstanding pre-Closing shares of CPSR Class A Common Stock purchased by TOCU in the PIPE Financing. GCCU and TOCU are private funds of which Pacific Investment Management Company LLC (“PIMCO”) is the investment adviser. PIMCO Global Credit Opportunity Master Fund LDC (“PIMCO Global”) is the member manager of GCCU and PIMCO Tactical Opportunity Master Fund LDC (“PIMCO Tactical”) is the member manager of TOCU. GCCU and TOCU hold the securities reported herein for the benefit of their respective investors, in their respective investment advisory accounts managed by PIMCO, and each such fund has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities that it holds. Michelle Wilson-Clarke and Julie O’Hara, who are directors of PIMCO Global and PIMCO Tactical, share voting and investment discretion with respect to the securities held of record by GCCU and TOCU and may be deemed to have shared beneficial ownership of the securities held directly by TOCU and GCCU. The address of GCCU and TOCU is Windward 3, Regatta Office Park, West Bay Road, PO Box 30872, Grand Cayman KY1-1204, Cayman Islands.

(8)
Consists of (i) 575,522 shares of Common Stock and (ii) 189,051 Earnout Shares held by General Mills Sales, Inc.

(9)
Consists of (i) 725,018 shares issuable upon exercise of the options and (ii) 238,149 Earnout Shares.

(10)
Consists of (i) 1,716,107 shares of Common Stock and (ii) 563,697 Earnout Shares held by Hercules Capital, Inc. (“Hercules”). The address of Hercules is c/o Hercules Capital, Inc., 400 Hamilton Avenue, Suite 310, Palo Alto, California 94301.

(11)
Consists of (i) 12,181,993 shares of Common Stock and (ii) 4,001,505 Earnout Shares. HP Special Opportunities Fund I LP is the beneficial owner of HPSO SPV Limited (“HPSO”). HP Special Opportunities GP Limited is the General Partner of HP Special Opportunities Fund I LP. HP Special Opportunities GP Limited disclaims beneficial ownership of the Shares held by HPSO, except to the extent of its pecuniary interest therein as General Partner of the beneficial owner of HPSO. The address of HPSO is Sarnia House, Le Truchot, St. Peter Port, Guernsey GY1 4NA.

(12)
Consists of 13,405,732 shares of Common Stock, including (i) 1,200,000 shares of Common Stock issued in exchange for outstanding pre-Closing shares of CPSR Class A Common Stock purchased by KLP Enterprises LLC in the PIPE Financing, (ii) 909,322 shares of Common Stock issued in exchange for outstanding pre-Closing shares of CPSR Class A Common Stock issued to SSD2 LLC in connection with the Backstop Agreement, (iii) warrants to purchase up to 1,297,266 shares of Common Stock and (iv) options to purchase up to 51,840 shares of Common Stock which have vested or which will vest within 60 days of March 28, 2023 issued to SSD2 LLC. Elon S. Boms and Andrew D. Wingate are co-managers of BomsMaster LLC, which is the sole member of SSD2, LLC. BomsMaster LLC is controlled by KLP Enterprises LLC. Mr. Wingate is the sole manager of KLP Enterprises LLC. SSD2, LLC, BomsMaster LLC, KLP Enterprises LLC, Mr. Boms and Mr. Wingate (collectively, the “KLP Affiliates”) may each be deemed to share voting and dispositive power over the securities. Each of them disclaims beneficial ownership over the shares, except to the extent of any pecuniary interest therein. The principal business address of SSD2, LLC, BomsMaster LLC and Elon S. Boms is 195 Church Street, 15th Floor, New Haven, Connecticut 06510. The principal business address of KLP Enterprises LLC and Andrew D. Wingate is 271 Whitney Avenue, New Haven, Connecticut 06511.

(13)
Consists of (i) 623,727 shares of Common Stock and (ii) 204,876 Earnout Shares.

(14)
Consists of (i) 13,408,937 shares of Common Stock, (ii) 155,520 shares issuable upon exercise of the options, (iii) 216,208 shares issuable upon exercise of the Private Placement Warrants, (vi) 4,526,622 Earnout Shares and (v) 3,318,645 Backstop Purchase Shares. Voting and investment power over the shares held by PureTech Health LLC is exercised by the executive officers and directors of its parent entity, PureTech Health plc. The address of PureTech Health LLC is c/o PureTech Health LLC, 6 Tide Street, Suite 400, Boston, MA 02210.

(15)
Consists of (i) 465,121 shares of Common Stock, (ii) 3,128,592 shares issuable upon exercise of the options and (iii) 1,180,446 Earnout Shares.
(16)
Consists of (i) 1,224,391 shares of Common Stock and (ii) 3,008,000 shares issuable upon exercise of the Private Placement Warrants.

(17)
Consists of (i) 461,498 shares of Common Stock and (ii) 752,000 shares issuable upon exercise of the Private Placement Warrants.

(18)
Consists of (i) 259,366 shares of Common Stock held by John and Mary LaMattina; (ii) 85,669 shares of Common Stock held by John LaMattina; (iii) 87,033 shares of common issuable upon exercise of options held by John LaMattina; (iv) 85,194 Earnout Shares potentially issuable to John and Mary LaMattina; and (v) 56,727 Earnout Shares potentially issuable to John LaMattina.

(19)
Consists of 230,749 shares of Common Stock.

(20)
Consists of 184,599 shares of Common Stock.

(21)
Consists of 106,095 shares of Common Stock.

(22)
Consists of 56,975 shares of Common Stock.

(23)
Consists of 56,975 shares of Common Stock.

(24)
Consists of (i) 37,991 shares of Common Stock, (ii) 12,345 shares issuable upon exercise of options and (iii) 16,530 Earnout Shares.

(25)
Consists of 19,238 shares of Common Stock.

(26)
Consists of 12,825 shares of Common Stock.

(27)
Consists of (i) 790 shares of Common Stock, (ii) 101,978 shares issuable upon exercise of options and (iii) 33,753 Earnout Shares.

(28)
Consists of (i) 458 shares of Common Stock, (ii) 104,180 shares issuable upon exercise of options and (iii) 34,365 Earnout Shares.

(29)
Consists of (i) 458 shares of Common Stock, (ii) 70,889 shares issuable upon exercise of options and (iii) 23,433 Earnout Shares.

(30)
Consists of (i) 458 shares of Common Stock, (ii) 176,854 shares issuable upon exercise of options and (iii) 58,236 Earnout Shares.

(31)
Consists of (i) 419 shares of Common Stock, (ii) 289,585 shares issuable upon exercise of options and (iii) 95,250 Earnout Shares.

(32)
Consists of (i) 103,681 shares issuable upon exercise of options and (ii) 34,056 Earnout Shares.

(33)
Consists of (i) 103,680 shares of Common Stock and (ii) 34,056 Earnout Shares.

(34)
Consists of (i) 207,362 shares of Common Stock and (ii) 68,112 Earnout Shares.

(35)
Consists of (i) 25,920 shares issuable upon exercise of options and (ii) 8,514 Earnout Shares.
(36)
Consists of (i) 358,402 shares issuable upon exercise of options and (ii) 117,726 Earnout Shares.

(37)
Consists of (i) 19,439 shares of Common Stock and (ii) 6,384 Earnout Shares.

(38)
Consists of (i) 77,760 shares of Common Stock and (ii) 25,542 Earnout Shares.

(39)
Consists of (i) 725,017 shares issuable upon exercise of options and (ii) 238,146 Earnout Shares.

(40)
Consists of (i) 114,889 shares issuable upon exercise of options and (ii) 37,737 Earnout Shares.

(41)
Consists of (i) 103,680 shares issuable upon exercise of options and (ii) 34,056 Earnout Shares.

(42)
Consists of (i) 103,680 shares issuable upon exercise of options and (ii) 34,056 Earnout Shares.

(43)
Consists of (i) 110,160 shares issuable upon exercise of options and (ii) 36,183 Earnout Shares.

(44)
Consists of (i) 25,920 shares issuable upon exercise of options and (ii) 8,514 Earnout Shares.

(45)
Consists of (i) 25,920 shares issuable upon exercise of options and (ii) 8,514 Earnout Shares.

(46)
Consists of (i) 25,920 shares issuable upon exercise of options and (ii) 8,514 Earnout Shares.

(47)
Consists of (i) 60,534 shares issuable upon exercise of options and (ii) 19,884 Earnout Shares.

(48)
Consists of (i) 7,776 shares issuable upon exercise of options and (ii) 2,553 Earnout Shares.

(49)
Consists of (i) 290,008 shares issuable upon exercise of options and (ii) 95,259 Earnout Shares.
(50)
Consists of (i) 25,920 shares issuable upon exercise of options and (ii) 8,514 Earnout Shares.

(51)
Consists of (i) 38,880 shares issuable upon exercise of options and (ii) 12,768 Earnout Shares.

(52)
Consists of (i) 25,920 shares of Common Stock and (ii) 8,514 Earnout Shares.

(53)
Consists of (i) 220,318 shares issuable upon exercise of options and (ii) 72,369 Earnout Shares.

(54)
Consists of (i) 38,880 shares issuable upon exercise of options and (ii) 12,771 Earnout Shares.

(55)
Consists of (i) 25,919 shares issuable upon exercise of options and (ii) 8,511 Earnout Shares.

(56)
Consists of (i) 129,601 shares issuable upon exercise of options and (ii) 42,570 Earnout Shares.

(57)
Consists of (i) 108,865 shares issuable upon exercise of options and (ii) 35,757 Earnout Shares.

(58)
Consists of (i) 77,760 shares issuable upon exercise of options and (ii) 25,542 Earnout Shares.

(59)
Consists of (i) 11,710,240 shares of Common Stock issued to Legacy Gelesis shareholders at the consummation of the Business Combination, (ii) 525,685 Rollover Warrants and 525,685 shares of Common Stock underlying the Rollover Warrants, (iii) 13,800,000 Public Warrants and 13,800,000 shares of Common Stock underlying the Public Warrants, (iv) 2,864,278 shares of Common Stock issuable upon exercise of Rollover Options and (v) 4,986,795 Earnout shares, which may be offered by unnamed Selling Securityholders.

Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by a post-effective amendment to the extent required prior to the time of any offer or sale of Selling Securityholder’s shares pursuant to this prospectus. To the extent permitted by law, a post-effective amendment may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of shares of Common Stock or Warrants registered on its behalf. A Selling Securityholder may sell or otherwise transfer all, some or none of such shares of Common Stock or Warrants in this offering. See “Plan of Distribution”.

Material Relationships with the Selling Securityholders

The Selling Securityholders include the sponsor of our predecessor, certain of our principal stockholders and certain of our current and former directors and executive officers, and the affiliates of the foregoing. For a description of our relationships with such Selling Securityholders and their affiliates, see the sections of our Annual Report on Form 10-K filed with the SEC on March 28, 2023, entitled “Item 10. Directors, Executive Officers and Corporate Governance,” “Item 11. Executive Compensation” and “Item 13. Certain Relationships and Related Transactions, and Director Independence” and our subsequent SEC filings incorporated by reference into this prospectus.

SECURITIES ACT RESTRICTIONS ON RESALE OF OUR SECURITIES

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned shares of our restricted Common Stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been our affiliate at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned shares of our restricted Common Stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•
1% of the total number of shares of our Common Stock then outstanding; or
•
the average weekly reported trading volume of Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

PLAN OF DISTRIBUTION

The Selling Securityholders, which, as used herein, includes donees, pledgees, transferees, distributees or other successors-in-interest selling shares of Common Stock or warrants, which we refer to collectively as the securities, or interests in the securities received after the date of this prospectus from the Selling Securityholders as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer, distribute or otherwise dispose of certain of their securities or interests in the securities on any stock exchange, market or trading facility on which the securities are traded, or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Securityholders may use any one or more of the following methods when disposing of the securities or their interests therein:

•
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•
one or more underwritten offerings on a firm commitment or best efforts basis;
•
block trades in which the broker-dealer will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•
purchases by a broker-dealer as principal and resale by the broker-dealer for its accounts;
•
an exchange distribution in accordance with the rules of the applicable exchange;
•
privately negotiated transactions;
•
distributions or transfers to their members, partners or shareholders;
•
short sales effected after the date of the registration statement of which this prospectus is a party is declared effective by the SEC;
•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•
in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;
•
through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;
•
directly to one or more purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;
•
in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than:
o
on an exchange or other similar offerings through sales agents;
o
through agents;
o
through broker-dealers who may agree with the Selling Securityholders to sell a specified number of such securities at a stipulated price per share or warrant;
o
by entering into transactions with third parties who may (or may cause others to) issue securities convertible or exchangeable into, or the return of which is derived in whole or in part from the value of, our ordinary shares; and
o
a combination of any such methods of sale or any other method permitted pursuant to applicable law.

The Selling Securityholders may, from time to time, pledge or grant a security interest in some portion or all of the securities owned by them and, if a Selling Securityholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such securities, as applicable, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the Selling Securityholders to include the pledgee, transferee or other successors in interest as the Selling Securityholders under this prospectus. The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of the securities or interests in the securities, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Securityholders may also sell the securities short and deliver the securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell the securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of the securities, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Securityholders from the sale of the securities offered by them will be the purchase price of such securities less discounts or commissions, if any. The Selling Securityholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of the securities to be made directly or through agents. We will not receive any of the proceeds from any offering by the Selling Securityholders.

Pursuant to the terms of the Warrants, shares of common stock will be distributed to those holders who surrender the Warrants and provide payment of the exercise price to us. Upon receipt of proper notice by any of the holders of the Warrants issued that such holder desires to exercise a Warrant, we will, within the time allotted by the agreement governing such Warrants, issue instructions to our transfer agent to issue the Common Stock. We could receive up to an aggregate of $251.0 million if all of the Warrants registered hereunder are exercised for cash. The exercise of the Warrants, and any proceeds we may receive from their exercise, are highly dependent on the price of our Common Stock and the spread between the exercise price of the Warrant and the price of our Common Stock at the time of exercise. For example, to the extent that the price of our Common Stock exceeds $11.50 per share, it is more likely that holders of our Public Warrants and Private Warrants will exercise their warrants. If the price of our Common Stock is less than $11.50 per share, it is unlikely that such holders will exercise their warrants. As of June 6, 2022, the closing price of our Common Stock was $3.80 per share. There can be no assurance that all of our Warrants will be in the money prior to their expiration. Our Public Warrants under certain conditions, as described in the warrant agreement, are redeemable by the Company at a price of $0.01 per warrant or on a cashless basis. Our Private Warrants are not redeemable so long as they are held by the initial stockholders and are exercisable on a cashless basis. Our Rollover Warrants are not redeemable and are exercisable on a cashless basis only with respect to the 1,660,303 warrants that have an exercise price of $0.02. As such, it is possible that we may never generate any cash proceeds from the exercise of our Warrants.

There can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus. The Selling Securityholders also may in the future resell securities in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.

The Selling Securityholders and any underwriters, broker-dealers or agents that participate in the sale of the securities or interests in the securities may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the securities may be underwriting discounts and commissions under the Securities Act. If any Selling Securityholders is an “underwriter” within the meaning of Section 2(11) of the Securities Act, then the Selling Securityholders will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the Selling Securityholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

To the extent required, the securities to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

To facilitate the offering of shares of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The Selling Securityholders may solicit offers to purchase the securities directly from, and it may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities.

Our Common Stock is listed on the NYSE under the symbol “GLS.”

The Selling Securityholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Securityholders pay for solicitation of these contracts. The underwriters, broker-dealers and agents may engage in transactions with us or the Selling Securityholders, or perform services for us or the Selling Securityholders, in the ordinary course of business.

Under the Registration Rights Agreement, we have agreed to indemnify the Selling Securityholders party thereto against certain liabilities that they may incur in connection with the sale of the securities registered hereunder, including liabilities under the Securities Act, and to contribute to payments that the Selling Securityholders may be required to make with respect thereto. In addition, we and the Selling Securityholders may agree to indemnify any underwriter, broker-dealer or agent against certain liabilities related to the selling of the securities, including liabilities arising under the Securities Act.

We have agreed to maintain the effectiveness of this prospectus until all such securities have been sold under this prospectus or Rule 144 under the Securities Act or are no longer outstanding. We have agreed to pay all expenses in connection with this offering, other than underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses. The Selling Securityholders will pay, on a pro rata basis, any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses relating to the offering. We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

Selling Securityholders may use this prospectus in connection with resales of the securities. This prospectus and any accompanying prospectus supplement will identify the Selling Securityholders, the terms of the securities and any material relationships between us and the Selling Securityholders. Selling Securityholders may be deemed to be underwriters under the Securities Act in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, the Selling Securityholders will receive all the net proceeds from the resale of the securities.

A Selling Securityholder that is an entity may elect to make an in-kind distribution of the securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradable securities pursuant to the distribution through a registration statement.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any broker-dealer or agent regarding the sale of the securities by the Selling Securityholders. Upon our notification by a Selling Securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The Selling Securityholders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the Selling Securityholders or any other person, which limitations may affect the marketability of the shares of the securities.

We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, such as registration, listing and filing fees, fees and expenses of compliance with securities or blue sky laws, fees and disbursements of our independent registered public accounting firm and fees and disbursements of our counsel. The Selling Securityholders will pay all incremental selling expenses relating to the sale of the securities covered by this prospectus, such as underwriters' commissions and discounts, brokerage fees, underwriting marketing costs, certain fees and expenses of the holders' legal counsel and any other expenses incurred by the Selling Securityholders in disposing of the securities covered by this prospectus.

LEGAL MATTERS

Goodwin Procter LLP, Boston, Massachusetts has passed upon the validity of the securities of Gelesis Holdings, Inc. offered by this prospectus and certain other legal matters related to this prospectus.

EXPERTS

The consolidated financial statements of Gelesis Holdings, Inc. as of December 31, 2022 and 2021, and for each of the years then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2022 consolidated financial statements contains an explanatory paragraph that states that the Company's recurring losses and negative cash flows from operations raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, which constitutes part of a registration statement on Form S-3 with respect to the shares of Common Stock offered hereby, does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and our securities offered by this prospectus, we refer you to the registration statement and its exhibits and the documents that we have incorporated by reference. Statements contained in or incorporated by reference in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available for review at the SEC’s website at www.sec.gov. We also maintain a website at https://gelesis.com at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. We have included our website address in this prospectus solely as an inactive textual reference. The information contained in, or that can be accessed through, our website is not part of this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus and any prospectus supplement the information we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. Any information referenced in this way is considered part of this prospectus. Any subsequent information filed with the SEC will automatically be deemed to update and supersede the information either contained, or incorporated by referenced, in this prospectus, and will be considered to be part of this prospectus from the date those documents are filed. The information incorporated by reference herein is an important part of this prospectus.

We incorporate by reference in this prospectus the documents listed below that have been previously filed with the SEC as well as any filings made by us with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act from the initial filing of the registration statement of which this prospectus forms a part until the termination or completion of the offering of the securities described in this prospectus; provided, however, we are not incorporating by reference any documents or portions of documents deemed to have been furnished rather than filed in accordance with SEC rules:

•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 28, 2023;
•
our Current Reports on Form 8-K filed with the SEC on February 23, 2023 and March 3, 2023.
•
the description of our common stock contained in our registration statement on Form 8-A (File No. 001-39362), filed by Registrant with the SEC under Section 12(b) of the Exchange Act on July 1, 2020.

You may request a copy of any or all of the documents incorporated by reference but not delivered with this prospectus, at no cost, by writing or telephoning us at the following address and number: 501 Boylston Street, Suite 6102, Boston, MA 02116, telephone (617) 456-4718. We will not, however, send exhibits to those documents unless the exhibits are specifically incorporated by reference in those documents.

You may obtain copies of these documents, at no cost to you, from the Investors page of our website (www.gelesis.com) at https://ir.gelesis.com/financials/sec-filings/default.aspx.

132,857,109 SHARES OF COMMON STOCK

24,333,365 WARRANTS TO PURCHASE SHARES OF COMMON STOCK

AND
24,333,365 SHARES OF COMMON STOCK UNDERLYING WARRANTS

PROSPECTUS

, 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale and distribution of the securities being registered hereby. In addition, we may incur additional expenses in the future in connection with the offering of our securities pursuant to this prospectus. If required, any such additional expenses will be disclosed in a prospectus supplement. All amounts are estimates, except for the SEC registration fee.

Amount
SEC Registration Fee	$57,359.90	**
Accounting fees and expenses		*
Legal fees and expenses		*
Financial printing and miscellaneous expenses		*
Total	$—	*

* These fees and expenses are calculated based on the amount of securities offered and accordingly cannot be estimated at this time.

** Paid in connection with the initial filing of this registration statement.

We will pay the expenses, other than underwriting discounts and commissions and certain expenses incurred by the Selling Securityholders in disposing of the securities, associated with the sale of securities pursuant to this prospectus. The Selling Securityholders will bear all underwriting commissions and discounts, if any, attributable to their sale of the securities.

Item 15. Indemnification of Directors and Officers.

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Additionally, our amended and restated certificate of incorporation limits the liability of our directors to the fullest extent permitted by the DGCL, and our amended and restated bylaws provide that we will indemnify them to the fullest extent permitted by such law. We have entered into and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. Under the terms of such indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was our director or officer or was serving at our request in an official capacity for another entity. We must indemnify our officers and directors against all reasonable fees, expenses, charges and other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. The indemnification agreements also require us, if so requested, to advance all fees, expenses and other costs that such director or officer incurred, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.

Item 16. Exhibits and Financial Statement Schedules.

(a)
Exhibits

Exhibit Number	Description

4.1

Amended and Restated Registration and Stockholder Rights Agreement, dated January 13, 2021, by and among the Company and the stockholders party thereto (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by the Company on January 20, 2022).

4.2

Description of Securities of Gelesis Holdings, Inc. (incorporated by reference to Exhibit 4.3 to the Annual Report on Form 10-K for the year ended December 31, 2021, filed by the Company on April 1, 2021).

5.1	Opinion of Goodwin Procter LLP (incorporated by reference to Exhibit 5.1 to the Registrant’s registration statement on Form S-1/A filed with the SEC on April 22, 2022).
10.1

Form of Amended and Restated Registration and Stockholder Rights Agreement (incorporated by reference to Exhibit D to Annex A to the Proxy Statement/Prospectus filed by the Company on December 27, 2021).

10.2	Gelesis Holdings, Inc. 2021 Stock Option and Incentive Plan (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed by the Company on January 20, 2022).
10.3	Gelesis Holdings, Inc. 2016 Stock Option and Grant Plan (incorporated by reference to Exhibit 10.6 to the Registration Statement on Form S-4 filed by the Company on August 10, 2021).
10.4	Gelesis Holdings, Inc. 2006 Stock Incentive Plan.
10.5

Royalty Assignment Agreement, dated as of December 18, 2009, by and among PureTech Ventures, LLC, Gelesis, Inc. and Gelesis LP (incorporated by reference to Exhibit 10.7 to the Registration Statement on Form S-4/A filed by the Company on October 5, 2021).

10.6†

Pharmaceutical Distribution Agreement, dated as of Feb 12, 2020, between Gelesis, Inc. and Specialty Medical Drugstore, LLC (d/b/a GoGoMeds) (incorporated by reference to Exhibit 10.9 to the Registration Statement on Form S-4/A filed by the Company on October 5, 2021).

10.7†

License, Collaboration and Supply Agreement, dated June 18, 2020, by and between Gelesis, Inc. and CMS Bridging DMCC (incorporated by reference to Exhibit 10.10 to the Registration Statement on Form S-4/A filed by the Company on October 5, 2021).

10.8+

Employment Agreement, dated as of July 16, 2021, by and between Gelesis Holdings, Inc. and Yishai Zohar (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed by the Company on January 20, 2022).

10.9+

Employment Agreement, dated as of July 27, 2021, by and between Gelesis Holdings, Inc. and David Pass (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed by the Company on January 20, 2022).

10.10+

Employment Agreement, dated as of July 19, 2021, by and between Gelesis Holdings, Inc. and Elliot Maltz (incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed by the Company on January 20, 2022).

10.11	Form of Director Indemnification Agreement (incorporated by reference to Exhibit 10.12 to the Current Report on Form 8-K filed by the Company on January 20, 2022).
10.12	Form of Officer Indemnification Agreement (incorporated by reference to Exhibit 10.13 to the Current Report on Form 8-K filed by the Company on January 20, 2022).
10.13†

Third Amended and Restated Supply and Distribution Agreement, dated June 14, 2022, between Gelesis Holdings, Inc. and Roman Health Pharmacy LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on June 21, 2022).

10.14	Form of Promissory Note (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on July 29, 2022).
10.15	Form of Warrant to Purchase Common Stock of Gelesis Holdings, Inc (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by the Company on July 29, 2022).
10.16

Warrant to Purchase Common Stock of Gelesis Holdings, Inc., dated August 4, 2022, issued to CMS Bridging DMCC (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by the Company on August 10, 2022).

10.17

Amended and Restated Warrant to Purchase Common Stock of Gelesis Holdings, Inc., dated August 9, 2022 (incorporated by reference to Exhibit 4.4 to the Current Report on Form 8-K filed by the Company on August 10, 2022).

10.18

Amendment, dated August 4, 2022, to License, Collaboration and Supply Agreement by and between the Subsidiary and CMS Bridging DMCC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on August 10, 2022).

10.19

Common Stock Purchase Agreement, dated August 11, 2022, by and between the Company and B. Riley Principal Capital II, LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on August 12, 2022).

10.20

Registration Rights Agreement, dated August 11, 2022, by and between the Company and B. Riley Principal Capital II, LLC (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by the Company on August 12, 2022).

10.21†

Separation and General Release Agreement, effective September 30, 2022, by and between the Company and Mr. David Abraham (incorporated by reference to Exhibit 10.4 to the Quarterly Report on Form 10-Q filed by the Company on November 14, 2022).

21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to the Current Report on Form 8-K filed by the Company on January 20, 2022).
23.1#	Consent of KPMG LLP.
23.3	Consent of Goodwin Procter LLP (included in Exhibit 5.1).
24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Registrant’s registration statement on Form S-1/A filed with the SEC on April 22, 2022).
107+	Filing Fee Table

* Schedules and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(a)(5). The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

† Indicates a management contract or compensatory plan.

§ Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit in accordance with the rules of the Securities and Exchange Commission.

# Filed herewith.

+ Previously filed.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

A.
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)
To include any prospectus required by section 10(a)(3) of the Securities Act;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii), and (iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

B.
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
C.
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
D.
That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)
Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on March 28, 2023.

GELESIS HOLDINGS, INC.

By:	/s/ Yishai Zohar
Name: Yishai Zohar
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on March 28, 2023.

Signature	Title	Date

/s/ Yishai Zohar	Director, President, and Chief Executive Officer (Principal Executive Officer)	March 28, 2023
Yishai Zohar

/s/ Elliot Maltz	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 28, 2023
Elliot Maltz

*	Director	March 28, 2023
Alison Bauerlein

*	Director	March 28, 2023
Kathryn Cavanaugh

*	Director	March 28, 2023
Clayton Christopher

*	Director	March 28, 2023
Paul Fonteyne

*	Director	March 28, 2023
Raju Kucherlapati

*	Director	March 28, 2023
Dominic Perks

*	Director	March 28, 2023
Jane Wildman

*By: /s/ Elliot Maltz
Elliot Maltz
Attorney -in-Fact